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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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ALKERMES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ALKERMES, INC. PROXY STATEMENT
INTRODUCTION
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN
APPROVAL OF AMENDMENT TO 2002 RESTRICTED STOCK AWARD PLAN
ADOPTION OF 2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
OWNERSHIP OF THE COMPANY’S COMMON STOCK
CERTAIN TRANSACTIONS
OTHER BUSINESS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING

Cambridge, Massachusetts

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held September 21, 2006

To the Shareholders:

The annual meeting of shareholders of Alkermes, Inc. (the “Company”) will be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, on September 21, 2006, at 9:00 a.m. for the following purposes:

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To approve an amendment to the 1999 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted thereunder, by 1,000,000 shares.

3.	To approve an amendment to the 2002 Restricted Stock Award Plan to increase the number of shares issuable as restricted stock awards thereunder, by 300,000 shares.

4. To consider and approve the 2006 Stock Option Plan for Non-Employee Directors.

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed July 14, 2006 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on July 14, 2006 will be entitled to notice of and to vote at the meeting.

If you are a shareholder of record, you may vote over the Internet, by telephone, by mailing the enclosed proxy card in the postage-prepaid envelope provided or by attending the meeting and voting in person.

Kathryn L. Biberstein
Secretary

July 27, 2006

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1) Use the toll-free telephone number on your proxy card to vote by phone;

(2) Visit the web site noted on your proxy card to vote via the Internet;

(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4) Vote in person at the annual meeting of shareholders.

ALKERMES, INC.
PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Alkermes, Inc., a Pennsylvania corporation (“Alkermes” or the “Company”), in connection with its 2006 annual meeting of shareholders to be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., on September 21, 2006 (the “Meeting”). Copies of this Proxy Statement and the accompanying proxy were made available on or after July 28, 2006 to the holders of record of Common Stock on July 14, 2006 (the “Record Date”).

Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote:

•	FOR the election of the nominees named herein to the Company’s Board of Directors;

•	FOR the amendment to increase the number of shares available under the 1999 Stock Option Plan;

•	FOR the amendment to increase the number of shares available under the 2002 Restricted Stock Award Plan; and

•	FOR the proposal to approve the 2006 Stock Option Plan for Non-Employee Directors.

With respect to all other matters, the persons named in the accompanying proxy will vote as stated herein. See “Other Business.”

Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on your proxy card or on your ballot when voting at the Meeting. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

The Company had 100,874,884 shares of Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter.

HOW TO VOTE

If you are a shareholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Access the website of our tabulator, Computershare, at: http://www.computershare.com/expressvote, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. The cutoff time for voting by Internet is 11:59 pm EST on September 20, 2006.

•	By Telephone. Call 1-800-652-VOTE (1-800-652-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. The cutoff time for voting by telephone is 11:59 pm EST on September 20, 2006.

•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors; FOR the amendment to increase the number of shares available under the 1999 Stock Option Plan; FOR the amendment to increase the number of shares available under the 2002 Restricted Stock Award Plan; and FOR the proposal to approve the 2006 Stock Option Plan for Non-Employee Directors, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the Meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

If your shares of Common Stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Meeting.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is exercised at the Meeting by taking any of the following actions:

•	providing written notice to the Secretary of the Company by any means, including facsimile, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date;

•	transmitting a subsequent vote over the Internet or by telephone; or

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

Please note that if your shares are held of record by a broker or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a copy of your brokerage account statement or a letter from such broker or other nominee confirming your beneficial ownership of the shares as of the Record Date.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members: Floyd E. Bloom, Robert A. Breyer, Gerri Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Paul Schimmel, Mark B. Skaletsky and Michael A. Wall. Nine directors are to be elected at the Meeting to serve one-year terms until the 2007 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Floyd E. Bloom, Robert A. Breyer, Gerri Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Paul Schimmel, Mark B. Skaletsky and Michael A. Wall, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

The nine nominees for directors receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the election of the nominees named herein to the Company’s Board of Directors.

Directors and Executive Officers

The following table sets forth the director nominees approved by the Board upon the recommendation of the Nominating and Corporate Governance Committee to be elected at the Meeting and the executive officers of the Company, their ages, and the position currently held by each such person within the Company as of July 14, 2006.

Name	Age	Position

Mr. Richard F. Pops	44	Chief Executive Officer and Director
Mr. David A. Broecker	45	Chief Operating Officer and President
Ms. Kathryn L. Biberstein	47	Vice President, General Counsel, Secretary and Chief Compliance Officer
Mr. James M. Frates	39	Vice President, Chief Financial Officer and Treasurer
Mr. Michael J. Landine	52	Vice President, Corporate Development
Dr. Floyd E. Bloom(2)(3)	69	Director
Mr. Robert A. Breyer	62	Director
Ms. Gerri Henwood(3)	53	Director
Mr. Paul J. Mitchell(1)(2)	53	Director
Dr. Alexander Rich(1)	81	Director
Dr. Paul Schimmel(1)	65	Director
Mr. Mark B. Skaletsky(2)(3)	58	Director
Mr. Michael A. Wall(4)	77	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Chairman of the Board of Directors

Biographical Information

Mr. Pops has been a director and the Chief Executive Officer of Alkermes since February 1991. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., CombinatoRx, Inc., the Biotechnology Industry Organization (BIO), the Pharmaceutical Research and Manufacturers of America (PhRMA), the New England Healthcare Institute, and the Fessenden School Board of Trustees. He is also a member of the Harvard Medical School Board of Fellows.

Mr. Broecker has been Chief Operating Officer of Alkermes since February 2001 and President of Alkermes since January 2002. From August 1985 to January 2001, he was employed at Eli Lilly and Company, a pharmaceutical company. During his tenure at Eli Lilly, Mr. Broecker managed Eli Lilly’s largest pharmaceutical manufacturing facility outside of the U.S., located in Kinsale, Ireland, as General Manager. He also worked as a General Manager in Eli Lilly’s packaging and distribution operations in Germany, and Director of Marketing for Advanced Cardiovascular Systems, now a part of Guidant Corporation, a subsidiary of Boston Scientific.

Ms. Biberstein has been Vice President and General Counsel of Alkermes since March 2003 and Secretary of Alkermes since June 2004. She was Of Counsel at Crowell & Moring LLC from February 2002 to February 2003 and performed legal consulting services for various clients from March 2000 to February 2002. She was also employed by Serono S.A. and was General Counsel from 1993 to March 2000 and a member of the Executive Committee from 1998 to March 2000.

Mr. Frates has been Vice President, Chief Financial Officer and Treasurer of Alkermes since June 1998. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates currently serves on the Board of Directors of GPC Biotech AG, a biotechnology company, is a national chairperson of the Association of Bioscience Financial Officers and serves on the Nasdaq Issuer Affair’s Sarbanes-Oxley Committee.

Mr. Landine has been Vice President, Corporate Development of Alkermes since March 1999. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes. Mr. Landine is a member of the Board of Directors of Kopin Corporation, a developer and manufacturer of compound semiconductor components and miniature flat panel displays for use in wireless and consumer electronic products, and GTC Biotherapeutics, Inc., a biotechnology company.

Dr. Bloom is a founder of Alkermes and has been a director of Alkermes since 1987. Since its founding in 2000, Dr. Bloom has served as the Chief Executive Officer of Neurome, Inc., a biotechnology company. Dr. Bloom has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he was Chairman, Department of Neuropharmacology until February 2005 and where he is currently a Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academy of Science, the Institute of Medicine, the Royal Swedish Academy of Science, and the Board of Trustees of Washington University, as Chairman of National Council for the School of Medicine. He also serves on the Veterans Administration’s Gulf War Veterans Illness Research Advisory Committee and on the President’s Council on Bioethics.

Mr. Breyer has been a director of Alkermes since July 1994. He served as the President of Alkermes from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. Mr. Breyer is currently a part-time employee of Alkermes. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly and Company, a pharmaceutical company. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly and Company.

Ms. Henwood has been a director of Alkermes since April 2003. From 1999 to July 2006, she was the President and Chief Executive Officer of Auxilium Pharmaceuticals, a pharmaceutical company co-founded by Ms. Henwood and specializing in urologic and male health. Prior to founding Auxilium, Ms. Henwood founded, in 1985, a contract research organization (CRO), IBAH, Inc., that became a public company and was eventually sold to a large healthcare company. Prior to founding IBAH, Ms. Henwood was employed by SmithKline Beecham, a pharmaceutical company, in various capacities including senior medical and regulatory positions. Ms. Henwood served on the Board of Directors of Auxilium Pharmaceuticals, Inc. until July 2006.

Mr. Mitchell has been a director of Alkermes since April 2003. He has served as the Chief Financial Officer and Treasurer since April 2002 of Kenet, Inc., a company engaged in the development and manufacture of analog and mixed signal integrated circuits. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is also President of Mitchell Financial Group, an investment and consulting firm with activities in the technology, healthcare and financial services industries. He is a Certified Public Accountant.

Dr. Rich is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences and the Institute of Medicine. Dr. Rich is Co-Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company. He also serves on the editorial board of Genomics and the Journal of Bimolecular Structure and Dynamics.

Dr. Schimmel is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Schimmel is the Ernest and Jean Hahn Professor of Molecular Biology and Chemistry and a member of the Skaggs Institute for Chemical Biology at The Scripps Research Institute. Dr. Schimmel was the John D. and Catherine T. MacArthur Professor of Biophysics and Biochemistry at the Massachusetts Institute of Technology, where he was employed from 1967 through 1997. Dr. Schimmel is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Schimmel is Co-Chairman of the Board of Directors of Repligen Corporation, a director and scientific advisory board member of Alnylam Pharmaceuticals, Inc., a biotechnology company, a director of the Avicena Group, Inc., a biotechnology company, and is a member of the Scientific Advisory Board of Illumina, Inc., a biotechnology company.

Mr. Skaletsky has been a director of Alkermes since June 2004. He has been the President, Chief Executive Officer, and Chairman of Trine Pharmaceuticals, Inc., (formerly Essential Therapeutics, Inc.), a drug development company, since the company was formed by the merger of The Althexis Company and Microcide Pharmaceuticals, Inc. In May 2003, Essential Therapeutics, Inc. filed a Chapter 11 bankruptcy petition which was favorably resolved in October 2003. From 2000 to 2001, Mr. Skaletsky was the Chairman and Chief Executive Officer of The Althexis Company, a drug development company. From 1993 to 2000, he was the President and CEO of GelTex Pharmaceuticals, Inc. until its acquisition by Genzyme, Inc. From 1988 to 1993, Mr. Skaletsky was the Chief Executive Officer of Enzytech, Inc., and its Chairman from 1989 to 1993. From 1981 to 1988, Mr. Skaletsky held various positions at Biogen, Inc., a biotechnology company, including President, Chief Operating Officer and Chief Financial Officer. Mr. Skaletsky serves on the Board of Directors for three biotechnology companies Immunogen, Inc., Targacept, Inc. and Advanced Magnetics, Inc. He is also a member of the Board of Trustees of Bentley College and is a member of the Board of Directors and a former Chairman of the Biotechnology Industry Organization (BIO).

Mr. Wall is a founder of Alkermes and has been Chairman of the Board of Alkermes since 1987. He is currently a part-time employee of Alkermes. From April 1992 until June 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc., a biopharmaceutical company. From November 1987 to June 1993, he was Chairman Emeritus of Centocor. Mr. Wall was a director of Kopin Corporation until May 2006.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Company defines an “independent” director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The Board will make an annual determination whether each director is “independent” under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq.

The Board of Directors has determined that each of Floyd E. Bloom, Gerri Henwood, Paul J. Mitchell, Alexander Rich, Paul Schimmel and Mark B. Skaletsky are independent within the meaning of the Company’s director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s, the Exchange Act and Nasdaq’s director independence standards.

Executive Sessions of Independent Directors

The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board Meeting (other than in connection with the annual meeting of shareholders). Independent director sessions do not include any employee directors of the Company, and a majority of the independent directors will determine who will assume the responsibility of chairing such sessions. In February 2005, Mr. Skaletsky was appointed the presiding director of the executive sessions of the independent directors.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment; and

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing;

•	Leadership experience with public companies or other significant organizations;

•	International experience; and

•	Diversity of age, gender, culture and professional background.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Board members are expected to prepare for, attend, and participate in all Board meetings, meetings of Committees on which they serve and the Company’s annual meeting of shareholders. In addition, directors should stay abreast of the Company’s business and markets. The General Counsel and the Chief Financial Officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Periodically, the Company will provide opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations. The Board will perform an annual self-evaluation. The Board, in coordination with each Committee, will perform an annual performance evaluation of each such Committee. The Board, following review by the Nominating and Corporate Governance Committee, will determine whether other educational measures are appropriate as part of the annual Board evaluation.

Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Board members should not hold more than six directorships (including such member’s seat on the Company’s Board of Directors), but, excluding for this purpose, not-for-profit organizations, trade organizations and related organizations or unless otherwise agreed to by the Nominating and Corporate Governance Committee. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairperson of the Board and the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in consultation with the Chairperson of the Board, will consider any effects these changes may have on the effectiveness of the director’s contribution to the work of the Board.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following:

•	Name and address of the shareholder making the recommendation, as they may appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the shareholder making the recommendation;

•	All other information relating to the Director Nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the Director Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected); and

•	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Secretary of Alkermes, Inc.

By facsimile to:

(617) 621-7856
Attn: Secretary of Alkermes, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominee shall not be counted.

Composition and Responsibilities of the Board of Directors

Size of the Board

The Board size is currently set at nine members. The Board periodically reviews the appropriate size of the Board and, in accordance with the Company’s By-laws, this number may be adjusted from time to time.

Board Compensation

It is the general policy of the Board that Board compensation should be a mix of cash and equity based compensation. Full-time employee directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an “independent” director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company. The Compensation Committee periodically reviews director compensation.

  Operation of Board of Directors

The Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing materials provided to them, by visiting the Company’s offices and by participating in meetings of the Board and its committees and the annual meeting of shareholders.

Chief Executive Officer Succession Plan

The Chief Executive Officer reviews succession planning and management development with the Board of Directors on an annual basis.

Scheduling and Selection of Agenda Items for Board Meetings

In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of or a report by any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Board may also take action from time to time by unanimous written consent.

Typically, the meetings of the Board are held at the Company’s headquarters in Cambridge, Massachusetts, but occasionally meetings may be held at other locations at the discretion of the Board.

The annual cycle of agenda items for Board meetings is expected to change on a periodic basis to reflect Board requests, changing business and legal issues and the work done by the Board Committees.

Board Committees

The Company currently has three standing Committees: Audit, Compensation, and the Nominating and Corporate Governance Committees. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit, Compensation and Nominating and Corporate Governance Committees shall be composed entirely of independent directors.

Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.

Each Committee will regularly report to the Board concerning the Committee’s activities.

Assignment of Committee Members

The Board is responsible for the appointment of Committee members.

Frequency and Length of Committee Meetings and Committee Agenda

The Committee Chairperson, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of the Committee meetings and develop the Committee’s agenda. The agendas and meeting minutes of the Committees will be shared with the full Board, and other Board members are welcome to attend Committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Committee.

Policies Governing Security Holder Communications with the Board of Directors

The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairperson of the Board via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Chairperson of the Board of Directors

By facsimile at:

(617) 621-7856
Attn: Chairperson of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: [Name of Individual Director]

By facsimile at:

(617) 621-7856
Attn: [Name of Individual Director]

The Company will forward any such security holder communication to the Chairperson of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director and the Chairperson of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Shareholders

In April of 2004, the Board adopted a policy that all directors and all nominees for election as directors attend the Company’s annual meeting of shareholders in person. All directors and director nominees attended the 2005 annual meeting of shareholders.

Code of Ethics

The Company has adopted a “code of ethics” as defined by the regulations promulgated under the Securities Act of 1933 amended, and the Exchange Act that applies to all of the Company’s directors and employees, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Business Conduct and Ethics also meets the requirements of a “code of conduct” as defined by the rules of Nasdaq and is applicable to all of the Company’s officers, directors and employees. A current copy of the Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://investor.alkermes.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes, Inc., Attention: Investor Relations, 88 Sidney Street, Cambridge, Massachusetts 02139.

Members of the Board of Directors shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct with respect to any individual director or any executive officer shall be reported to, and be subject to the approval of, the Board of Directors.

For more corporate governance information, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held six meetings during the last fiscal year and otherwise acted by unanimous consent. Each of the Company’s directors attended at least 75% of the aggregate of all meetings held during the year of the Board of Directors and of all committees of which the director was a member. The standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

The Audit Committee consists of Floyd E. Bloom, Paul J. Mitchell and Mark Skaletsky. Alexander Rich was a member of the Audit Committee until September 2005. In compliance with the Sarbanes-Oxley Act of 2002, the entire Board determined, based on all available facts and circumstances, that Mr. Mitchell is an “audit committee financial expert” as defined by the Securities and Exchange Commission. In July 2005, the entire Board considered Mr. Skaletsky’s qualifications and background and determined, based on all available facts and circumstances, that Mr. Skaletsky is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee met six times during the last fiscal year. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which can be found on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com. Each member of the Audit Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Under the terms of its current Charter, the Audit Committee is responsible for (1) appointing, compensating and retaining the Company’s independent public accountants, (2) overseeing the work performed by any independent public accountants, (3) assisting the Board of Directors in fulfilling its responsibilities by: (i) reviewing the financial reports provided by the Company to the Securities and Exchange Commission (“SEC”), the Company’s shareholders or to the general public (ii) reviewing the Company’s internal financial and accounting controls, and (iii) reviewing and approving all related party transactions, (4) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, and (5) establishing procedures designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The committee will engage advisors as necessary, distribute relevant funding provided by the Company, and serve as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.

The Nominating and Corporate Governance Committee consists of Floyd E. Bloom, Gerri Henwood (as of September 2005) and Mark Skaletsky (as of September 2005). Alexander Rich and Paul Schimmel were members of the Nominating and Corporate Governance Committee until September 2005. Under the terms of its current Charter, the Nominating and Corporate Governance Committee is responsible for (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election, (2) periodically reviewing the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees, and (3) monitoring compliance with and periodically reviewing the Code of Business Conduct and Ethics. Each of the members of the Nominating and Corporate Governance Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. During the last fiscal year, the Nominating and Corporate Governance Committee met twice.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://investor.alkermes.com.

The Compensation Committee, consisting of Paul J. Mitchell, Alexander Rich (as of September 2005), Paul Schimmel, and Mark Skaletsky (until September 2005) met eight times during the last fiscal year and otherwise acted by unanimous written consent. Under the terms of its current Charter, the Compensation Committee is responsible for (1) discharging the Board’s responsibilities relating to the compensation of the Corporation’s executives, (2) administering the Company’s incentive compensation and equity plans, and (3) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. Each of the members of the Compensation Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

The Limited Compensation Sub-Committee, consisting of Paul J. Mitchell, acted by unanimous written consent during the fiscal year 2006. The Limited Compensation Sub-Committee has the authority to make individual grants of options under certain of the Company’s stock option plans to purchase shares of Common Stock to employees of the Company who are not subject to the reporting requirements of the Exchange Act. The Limited Compensation Sub-Committee has generally approved new hire employee stock option grants of up to the limit of its authority. Until July 2006, such authority was limited to 5,000 shares per individual grant. In July 2006, this limit was raised by the Compensation Committee to 25,000 shares per individual grant and limited to employees who are not subject to the reporting requirements of the Exchange Act and below the level of Vice President of the Company.

The Compensation Committee has established procedures for the grant of options to new employees. The Limited Compensation Sub-Committee will grant options to new hires, within the limits of its authority, on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday) (the “New Hire Grant Date”) for all new hires beginning their employment the prior month. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted on the New Hire Grant Date by the Compensation Committee as a whole.

The Compensation Committee has also established procedures for regular grants of stock options to Company employees. The Compensation Committee will consider the grant of stock options twice a year at meetings held in conjunction with Board meetings regularly scheduled around May and December; however, no grant of options will be made effective in May until forty-eight hours after the announcement of the Company’s fiscal year end results.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN

The Company’s 1999 Stock Option Plan (the “1999 Plan”) currently authorizes the grant of options to officers, employees and directors of, and consultants to, the Company or any of its subsidiaries to purchase up to 19,900,000 shares of Common Stock. As of July 14, 2006, options to purchase 1,986,022 shares remained available for grant under the 1999 Plan. In July 2006, the Board of Directors amended the 1999 Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance upon exercise of options granted under the 1999 Plan to 20,900,000. This amendment was designed to enhance the flexibility of the Compensation Committee of the Board of Directors in granting stock options to the Company’s officers, employees, directors and consultants and to ensure that the Company can continue to grant stock options to such persons at levels determined to be appropriate by the Compensation Committee and the Limited Compensation Sub-Committee based on comparable company and other market data. The Company believes that stock options are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel. The resolution to be presented to the shareholders approving the proposed amendment to the 1999 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the proposed amendment to the 1999 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the approval of the amendment to the 1999 Plan.

Principal Features of the 1999 Plan

The purpose of the 1999 Plan is to enable the Company to offer to certain officers, employees and directors of, and consultants to, the Company or any of its subsidiaries options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company’s shareholders. This summary of the 1999 Plan does not describe all of the features of the 1999 Plan and it is qualified in its entirety by the actual terms of the 1999 Plan.

Administration

The 1999 Plan is administered by the Compensation Committee by delegation from the Board of Directors. The Compensation Committee has delegated to the Limited Compensation Sub-Committee the authority to make individual grants of options to purchase no more than 25,000 shares of Common Stock to employees who are not persons subject to the reporting requirements of Section 16(a) of the Exchange Act and below the level of Vice President of the Company. The total number of options to be granted in any year under the 1999 Plan to participants, the selection and number of participants to receive options, the type and number of options granted to each participant and the other terms and provisions of such options are wholly within the discretion of the Compensation Committee and the Limited Compensation Sub-Committee, subject to the limitations set forth in the 1999 Plan. Therefore, the benefits and amounts that will be received by participants under the 1999 Plan are not currently determinable.

Amendment and Repricings

The 1999 Plan may not be amended without the approval of the Company’s shareholders if (a) such amendment would materially increase the benefits to participants under the 1999 Plan or (b) shareholder approval is necessary to comply with the Internal Revenue Code of 1986, as amended (the “Code”), Federal or state securities laws, the rules and regulations of any stock exchange or stock market on which the Common Stock is listed or traded or any other applicable rules or regulations. Additionally, no option previously granted under the plan may be “repriced,” except for an adjustment to the exercise prices as a result of a merger, reorganization, consolidation, recapitalization, dividend, stock split or other change in corporate structure affecting the Common Stock.

Eligible Participants

The Company’s, and any of its subsidiaries’, officers, employees, directors and consultants are eligible to be granted options, although only non-incentive options may be granted to non-employee directors and consultants, under the 1999 Plan. The Company estimates that there are currently approximately 779 officers, employees and directors who are eligible to receive options under the 1999 Plan. No participant may be granted options to purchase more than 4,000,000 shares during any one fiscal year. The largest annual grant made to a single individual since the inception of the 1999 Plan has been 500,000 shares.

Number of Shares Subject to the 1999 Plan

Up to 19,900,000 shares of Common Stock may be issued under the 1999 Plan. As of March 31, 2006, 2,789,800 shares were available for grant under the 1999 Plan. The proposed amendment, which has been recommended by the Compensation Committee and adopted by the Board of Directors, increases the number of shares that may be issued upon exercise of options which may be granted under the 1999 Plan to 20,900,000, an increase of one million shares. The market value of the additional shares proposed to be added to the 1999 Plan as of July 14, 2006 is $16,550,000. Such options may either be “incentive stock options” as defined in Section 422 of the Code, or may be non-qualified stock options. Shares issued under the 1999 Plan may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company.

Adjustments for Certain Events

In the event of a merger, reorganization, consolidation or similar event affecting shares of the Company’s Common Stock, the Board of Directors will make appropriate adjustments to the limits specified in the 1999 Plan and to outstanding awards.

Change in Control Provisions

The 1999 Plan provides that in the event of a “change of control” (as defined in the 1999 Plan), all stock options will automatically become fully exercisable. In addition, in the event that the Company is succeeded by another company in a reorganization, merger, acquisition or similar event, the successor company will assume all of the outstanding options under the 1999 Plan or shall substitute substantially similar new options for shares of the successor company for such outstanding options.

Effective Date of 1999 Plan

The Board of Directors of the Company originally adopted the 1999 Plan in 1999 and approved the proposed amendment to the 1999 Plan in July 2006. The 1999 Plan will terminate and no options may be granted under the 1999 Plan after June 2, 2009, unless the 1999 Plan is sooner terminated by the Board of Directors.

Stock Options

Under the terms of the 1999 Plan, the option exercise price may not be less than 100% (or, with respect to incentive stock options, 110% if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the underlying stock at the time the option is granted. Options granted under the 1999 Plan are generally nontransferable, and expire upon the earlier of an expiration date fixed by the Compensation Committee and set forth in each individual option award certificate, ten years (or with respect to incentive stock options, five years, if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company) from the date of grant, and either three months after the date the optionee ceases to be an officer, employee or director of, or consultant to, the Company or its subsidiaries or one year after the optionee dies or becomes disabled. Options which have expired or which have been canceled unexercised will be available for future grant under the 1999 Plan.

Under the 1999 Plan, the price payable upon exercise of options may be paid in cash, by check payable to the Company, or in shares of stock of the Company duly owned by the participant or, in the case of non-incentive stock options, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the date of exercise.

Options Outstanding, Exercisable and Available for Future Grant

As of July 14, 2006, options to purchase 16,705,032 shares were outstanding under the 1999 Plan, of which 9,207,910 were exercisable. The exercise prices for the outstanding options ranged from $4.05 to $47.16 per share, with an average exercise price of $16.75. On July 14, 2006, the average of the high and low sales prices of a share of Common Stock as reported on the Nasdaq National Market was $16.55. As of July 14, 2006, of all options outstanding under the 1999 Plan, options to purchase 8,833,746 shares had an exercise price of $16.55 or below, of which $4,367,162 were exercisable. As of July 14, 2006, options to purchase 1,986,022 shares (plus any options that expire unexercised or are cancelled in the future) were available for future grant, exclusive of the additional shares covered by the proposed amendment.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 1999 Plan. It does not describe all federal tax consequences under the 1999 Plan, nor does it describe state or local tax consequences.

Incentive Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security and Medicare) taxes upon exercise of an incentive option.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options

With respect to non-qualified options under the 1999 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non- deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2002 RESTRICTED STOCK AWARD PLAN

The Company’s 2002 Restricted Stock Award Plan (the “2002 Plan”) currently authorizes the grant of awards representing the right to receive a specified number of shares of Common Stock subject to forfeiture provisions and/or satisfaction of performance goals to officers, employees and directors of, and consultants to the Company or any of its subsidiaries to purchase up to 500,000 shares of Common Stock. As of July 14, 2006, 58,649 shares remained available for grant under the 2002 Plan. In July 2006, the Board of Directors amended the 2002 Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance under the 2002 Plan to 800,000. This amendment was designed to enhance the flexibility of the Compensation Committee of the Board of Directors in granting restricted stock awards to the Company’s officers, employees, directors and consultants and to ensure that the Company can continue to grant restricted stock awards to such persons at levels determined to be appropriate by the Compensation Committee based on comparable company and other market data. The Company believes that restricted stock awards are a critical part of the compensation package offered to key employees and is an important tool in the Company’s ability to attract and retain talented personnel. The resolution to be presented to the shareholders approving the proposed amendment to the 2002 Plan is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the proposed amendment to the 2002 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the approval of the amendment to the 2002 Plan.

Principal Features of the 2002 Plan

The purpose of the 2002 Plan is to enable the Company to reward certain officers, employees and directors of, and consultants to, the Company or any of its subsidiaries for past services to the Company or to provide an incentive to such persons for continued service to the Company thereby strengthening the mutuality of interests between such persons and the Company’s shareholders, by awarding such persons shares of restricted stock. This summary of the 2002 Plan does not describe all of the features of the 2002 Plan and it is qualified in its entirety by the actual terms of the 2002 Plan.

Administration

The 2002 Plan is administered by the Compensation Committee by delegation from the Board of Directors. The total number of restricted stock awards to be granted in any year under the 2002 Plan to participants, the selection and number of participants to receive restricted stock awards and the other terms and provisions of such awards are wholly within the discretion of the Compensation Committee, subject to the limitations set forth in the 2002 Plan. Therefore, the benefits and amounts that will be received by participants under the 2002 Plan are not currently determinable.

Amendments

The 2002 Plan may not be amended without the approval of the Company’s shareholders if (a) such amendment would materially increase the benefits to participants under the 2002 Plan or (b) shareholder approval is necessary to comply with the Code, Federal or state securities laws, the rules and regulations of any stock exchange or stock market on which the Common Stock is listed or traded or any other applicable rules or regulations.

Eligible Participants

The Company’s, and any of its subsidiaries’, officers, employees, directors and consultants are eligible to be granted restricted stock awards. The Company estimates that there are currently approximately 779 officers, employees and directors who are eligible to receive awards under the 2002 Plan. No participant may be granted a restricted stock award of more than 100,000 shares during any one calendar year. The largest annual grant made to a single individual since the inception of the 2002 Plan has been 75,000 shares.

Number of Shares Subject to the 2002 Plan

Up to 500,000 shares of Common Stock may be issued under the 2002 Plan. As of March 31, 2006, 355,149 shares are available for grant under 2002 Plan. The proposed amendment, which has been recommended by the Compensation Committee and adopted by the Board of Directors, increases the number of shares that may be granted under the 2002 Plan to 800,000, an increase of 300,000 shares. The market value of the additional shares proposed to be added to the 2002 Plan as of July 14, 2006 is $4,965,000. Shares issued under the 2002 Plan may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company.

Adjustments for Certain Events

In the event of a merger, reorganization, consolidation or similar event affecting shares of the Company’s Common Stock, the Board of Directors will make appropriate adjustments in the limits specified in the 2002 Plan and to outstanding awards.

Change in Control Provisions

The 2002 Plan provides that upon a “change of control” (as defined in the 2002 Plan), the Board of Directors or Compensation Committee may in its discretion (i) cause the immediate lapse or satisfaction of any forfeiture provisions or performance goals so that shares of Common Stock will be issued to the award recipients; (ii) provide for a payment to be made to award recipients equal to the value of the Common Stock that would have been issued in connection with such awards; (iii) adjust the terms of the awards to reflect the change in control; (iv) cause the awards to be assumed or substituted by the successor entity; or (v) take such other action as it deems appropriate. In addition, in the event the Company is succeeded by another company in a reorganization, merger, acquisition or similar event, the successor company will assume all of the outstanding awards under the 2002 Plan so that the holders thereof will receive consideration equivalent to Common Stock once the forfeiture provisions lapse or performance goals are satisfied.

Effective Date of 2002 Plan

The Board of Directors of the Company originally adopted the 2002 Plan in 2002 and approved the proposed amendment to the 2002 Plan in July 2006, subject to shareholder approval. The 2002 Plan will terminate on June 12, 2012, unless the 2002 Plan is sooner terminated by the Board of Directors.

Restricted Stock Awards

Under the terms of the 2002 Plan, the Company may make awards that represent the right to receive shares of Common Stock subject to forfeiture provisions and/or the satisfaction of performance goals. The forfeiture provisions and performance goals are determined by the Compensation Committee and performance goals may be based on the following: sales, costs, earnings, shareholder return, market price of Common Stock, completion of specific goals such as acquisitions, new collaborations or product development milestones or approvals, any of which may be measured against specific targets or in relation to an industry peer group. Once the applicable forfeiture provisions lapse or performance goals are met, the number of shares of Common Stock specified in the award will be issued to the recipient.

Awards Outstanding and Available for Future Grant

As of July 14, 2006, restricted stock awards of 319,574 shares were outstanding under the 2002 Plan.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 2002 Plan. It does not describe all federal tax consequences under the 2002 Plan, nor does it describe state or local tax consequences.

The Federal income tax discussion set forth below is intended for general information only and does not address the rates of taxation applicable to specific categories of taxpayers or classes of income or the tax consequences to persons who would be subject to liability under Section 16(b) of the Exchange Act with respect to a sale of shares of Alkermes Common Stock. State and local income tax consequences are not discussed and may vary from locality to locality.

Participants in the 2002 Plan will not recognize taxable income at the time an award is made but will recognize income taxable at ordinary rates on the date the shares of stock subject to an award are issued to them, in the amount of the fair market value of such shares. In the case of a participant who is an employee, withholding and employment taxes will be imposed on the amount of ordinary income recognized. The Company will generally be able to receive a deduction for a corresponding amount.

A participant’s holding period in stock awarded under the 2002 Plan will generally begin on the date the shares are issued to such participant. The participant’s tax basis for the stock will be equal to its fair market value on that date. Any difference in the value of the stock between the date of issue and the date of disposition will constitute a short- or long-term capital gain or loss, depending on individual circumstances.

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non- deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

PROPOSAL 4

ADOPTION OF 2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Company’s 1996 Stock Option Plan for Non-Employee Directors (the “NED Plan”) expired on March 18, 2006 which was the tenth anniversary of its effective date. As a result, on July 11, 2006, the Board of Directors adopted the 2006 Stock Option Plan for Non-Employee Directors (the “2006 Plan”), subject to shareholder approval. The 2006 Plan provides for the issuance of options to non-employee directors to acquire up to 240,000 shares of Common Stock of the Company. The purpose of the 2006 Plan is to enable the Company to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company’s shareholders, through the automatic grant of stock options to such directors. The 2006 Plan replaces the NED Plan. The 2006 Plan to be presented to the shareholders is attached as Appendix C to this Proxy Statement and is incorporated herein by reference.

The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote will be required to approve the adoption of the 2006 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the adoption of the 2006 Plan.

Principal Features of the 2006 Plan

The purpose of the 2006 Plan is to enable the Company to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company’s shareholders by providing for the automatic grant of stock options to acquire equity interests in the Company. This summary of the principal features of the 2006 Plan does not describe all of the features of the 2006 Plan and it is qualified in its entirety by the actual terms of the 2006 Plan, which is attached as Appendix C.

Administration

The 2006 Plan is administered by either the Board of Directors or an appropriate committee thereof, by delegation from the Board of Directors.

New Plan Benefits

The number of options that will be automatically granted to non-employee directors under the 2006 Plan is as follows:

2006 Stock Option Plan for Non-Employee Directors
Event	Number of Options Granted

Initial election to the Board	20,000, plus pro rata annual award*
Each annual meeting of shareholders	20,000

*	If elected other than at the annual meeting of shareholders, a newly elected non-employee director receives a pro rated annual award equal to the product of 20,000 shares of Common Stock multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

Amendment and Repricings

The 2006 Plan may not be amended without the approval of the Company’s shareholders if such amendment would (a) materially increase the number of shares that may be issued under the plan (b) materially modify the requirements for eligibility under the plan or (c) materially increase the benefits to participants under the 2006 Plan. There are additional limits on amendments to certain provisions of the 2006 Plan, as described in the plan.

Eligible Participants

Members of the Board of Directors of the Company who are not officers, consultants or employees of the Company or any of its subsidiaries are eligible to participate in the 2006 Plan. There are currently 6 directors eligible to participate in the 2006 Plan.

Number of Shares Subject to the 2006 Plan

Up to 240,000 shares of Common Stock may be issued under the 2006 Plan. Any stock options granted under the 2006 Plan that expire, terminate or are canceled will be available for future grants under the plan. Stock options granted under the plan will be non-qualified stock options. Shares issued under the 2006 Plan may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company.

Adjustments for Certain Events

In the event of a merger, reorganization, consolidation or similar event affecting shares of the Company’s Common Stock, the Board of Directors will make appropriate adjustments to the number of shares for which Stock Options are automatically granted under the 2006 Plan, to the other limits specified in the 2006 Plan and to outstanding awards.

Change in Control Provisions

The 2006 Plan provides that in the event of a “change in control” (as defined in the 2006 Plan), all stock options will either be assumed or substituted by the successor entity or will be terminated. In the event of termination, holders of outstanding options will be given an opportunity to exercise such options prior to termination. In addition, the Company may provide for any stock options to be “cashed out” in exchange for a payment equal to the excess of the per share consideration paid in connection with the change in control over the exercise price of each stock option.

Effective Date of 2006 Plan

The Board of Directors of the Company approved the 2006 Plan in July 2006, subject to shareholder approval. The 2006 Plan will terminate and no options may be granted under the 2006 Plan after July 11, 2016, unless the 2006 Plan is sooner terminated by the Board of Directors.

Stock Options

Under the terms of the 2006 Plan, the option exercise price will be equal to the fair market value of the underlying stock at the time the option is granted. Stock options granted under the 2006 Plan become exercisable in full six months after the date of grant. Options granted under the 2006 Plan are nontransferable, and expire upon the earlier of ten years from the date of grant, and one year after the optionee ceases to be a member of the Board for any reason.

Under the 2006 Plan, the price payable upon exercise of options may be paid in cash, by check payable to the Company, or in shares of stock of the Company duly owned by the participant or by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the date of exercise. Stock options may also be exercised pursuant to a broker-assisted or automated system, subject to the approval of the Board.

Options Available for Future Grant

No stock options have been granted under the 2006 Plan. The aggregate value of the 240,000 shares of Common Stock to be reserved for issuance under the 2006 Plan is $3,972,000 as of July 14, 2006.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 2006 Plan. It does not describe all federal tax consequences under the 2006 Plan, nor does it describe state or local tax consequences.

All options under the 2006 Plan are non-qualified options. For non-qualified options, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

The vesting of any portion of a stock option that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non- deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Equity Compensation Plan Information

		Weighted
	Number of	Average Exercise
	Securities to be	Price of
	Issued upon Exercise	Outstanding
	of Outstanding	Options,	Number of Securities
	Options, Warrants	Warrants and	Remaining Available
Plan Category	and Rights(1)	Rights(1)	for Future Issuance

Equity compensation plans approved by security holders	17,815,329	$16.10	3,389,949
Equity compensation plans not approved by security holders(2)	918,494	$16.06	6,509
Total	18,733,823	$16.09	3,396,458

(1)	Share and exercise price information is as of March 31, 2006 and there are no warrants or other rights outstanding.

(2)	The 1998 Equity Incentive Plan (“the 1998 Plan”), which was adopted by Advanced Inhalation Research, Inc. prior to its acquisition by the Company is the only equity compensation plan not approved by the Company’s shareholders. Upon assumption of the 1998 Plan by the Company in April 1999, the 1998 Plan provided for the issuance of up to 1,156,262 shares of Common Stock upon the exercise of stock options and restricted stock awards granted to employees, directors and consultants of the Company.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Bloom, Mitchell and Skaletsky. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC including Rule 10A-3(b)(1) under the Exchange Act and that Messrs. Mitchell and Skaletsky qualify as “audit committee financial experts” under the rules of the SEC. In December 2005, the Audit Committee reviewed the adequacy of, and amended, its charter. The Audit Committee has the responsibility and authority described in the Audit Committee Charter which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the fiscal year ended March 31, 2006, the Company’s independent registered public accountants were Deloitte & Touche, LLP (“D&T”). D&T is responsible for performing an independent audit of the consolidated financial statements, and an independent audit of the effectiveness of the Company’s internal control over financial reporting, as well as attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting, each in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). D&T also performed audit-related services, tax services and other permissible non-audit services for the Company during the fiscal year ended March 31, 2006, as described more fully below.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. In addition, the Audit Committee reviewed the rules under the Sarbanes-Oxley Act that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members. The Audit Committee reviewed with D&T, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally acceptable in the United States, the overall scope and plans for their audit, and D&T’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed with D&T the Company’s disclosure control process and internal control over financial reporting. The Committee met with D&T, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed the audited consolidated financial statements of the Company at March 31, 2006 and 2005 and for each of the years in the three-year period ended March 31, 2006, and has discussed them with both management and D&T. In connection with the Company’s Form 10-K for the year ended March 31, 2006, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), other standards of the PCAOB, the rules of the SEC and other applicable regulations, as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures and the letter from D&T required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with D&T the firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements and management’s assessment of the Company’s control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and the Board of Directors approved such inclusion.

The Audit Committee also reviewed the Company’s quarterly financial statements during the fiscal year ended March 31, 2006 and discussed them with both the management of the Company and D&T prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2006, the Audit Committee discussed with management and D&T the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

During the course of the fiscal year ended March 31, 2006, management completed the documentation, testing and evaluation of Alkermes’ system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 filed with the SEC, as well as D&T’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending March 31, 2007.

The Audit Committee monitors the activity and performance of D&T. All services to be provided by D&T are pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of D&T included, among other things, the amount of fees paid to D&T for audit and permissible non-audit services in fiscal year ended March 31, 2006. Information about D&T’s fees for the fiscal year ended March 31, 2006 is discussed below in this Proxy Statement under “Audit Fees.” Based on its evaluation, the Audit Committee has retained D&T to serve as the Company’s auditors for the fiscal year ending March 31, 2007.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Floyd E. Bloom
Paul J. Mitchell
Mark Skaletsky

For more information about our Audit Committee and its charter, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at:
http://investor.alkermes.com.

AUDIT FEES

Aggregate fees for fiscal 2006 and fiscal 2005

This table shows the aggregate fees billed to the Company by D&T for the fiscal years ended March 31, 2006 and 2005.

(a)	Audit fees

Description	2006	2005

Annual audit and review of quarterly financial statements(1)	$361,900	$384,570
Other accounting consultations	30,000	5,755
Accounting consultations related to offering of the non-recourse RISPERDAL CONSTA secured 7% notes	—	5,000

	391,900	395,325

(b)	Audit related fees

Description	2006	2005

Employee benefit plan audit(2)	—	15,500

	—	15,500

(c)	Tax fees

Description	2006	2005

Tax preparation and review	57,990	60,775
Tax consultations	58,555	57,740

	116,545	118,515

Total	$508,445	$529,340

(d)	All Other Fees:

There were no other fees paid to D&T for the fiscal years ended March 31, 2006 and 2005.

(1)	Audit fees consisted of audit work performed on the consolidated financial statements and the audit of internal control over financial reporting.
(2)	The Company has decided to use an independent service provider, other than D & T, to perform the audit of the employee benefit plan for 2006. This was pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth compensation information with respect to services rendered to the Company in all capacities during its last three fiscal years for its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2006 and who were serving as executive officers as of March 31, 2006 (collectively, the “Named Executive Officers”).

				Long-Term
				Compensation(3)
	Annual Compensation			Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)(1)(2)	Options(2)	($)(4)

Richard F. Pops	2006	554,474	450,000	281,250	6,300	(5)
Chief Executive Officer	2005	533,149	325,000	500,000	6,069	(5)
	2004	505,311	250,000	500,000	6,000	(5)
David A. Broecker	2006	379,377	240,000	168,750	92,538	(5)(6)
President and Chief	2005	364,786	200,000	300,000	92,388	(5)(6)
Operating Officer	2004	345,739	160,000	300,000	111,828	(5)(7)
Kathryn L. Biberstein	2006	291,724	150,000	50,625	6,300	(5)
Vice President, General	2005	247,115	70,000	75,000	6,150	(5)
Counsel and Secretary	2004	233,289	60,000	75,000	7,096	(5)(8)
James M. Frates	2006	334,436	225,000	84,375	6,300	(5)
Vice President, Chief	2005	321,573	150,000	150,000	6,023	(5)
Financial Officer and Treasurer	2004	304,782	125,000	150,000	6,000	(5)
Michael J. Landine	2006	300,481	190,000	50,625	6,300	(5)
Vice President, Corporate	2005	288,924	105,000	90,000	6,150	(5)
Development	2004	273,852	95,000	90,000	6,000	(5)

(1)	Reflects a twelve-month pro-rata allocation of a one-time fifteen month bonus payment for the period January 1, 2005 through March 31, 2006. In 2005, the Company changed its annual bonus performance period from a calendar year to the period April through March to align the performance period with the Company’s fiscal year. As a result, the twelve-month bonus adopted by the Committee for the fiscal year ending March 31, 2006 was increased by 25% to reflect the fifteen-month bonus performance period. The fifteen-month bonuses granted to the Named Executive Officers were: Mr. Pops: $562,500, Mr. Broecker: $300,000, Ms. Biberstein: $187,500, Mr. Frates: $281,250 and Mr. Landine: $237,500.

(2)	For fiscal year 2006, bonuses were paid on May 16, 2006 and stock options were granted on December 9, 2005 and May 2, 2006.

(3)	At March 31, 2006, the number and value of the aggregate restricted stock holdings of the named executive officers are set forth below. The value was calculated based on the closing price of Common Stock on the Nasdaq National Market on March 31, 2006, which was $22.05. Holders of restricted shares are not entitled to receive dividends declared on such shares.

	Number of
Name	Shares Held	Value ($)

Richard F. Pops	32,000	705,600
David A. Broecker	—	—
Kathryn L. Biberstein	—	—
James M. Frates	—	—
Michael J. Landine	19,200	423,360

(4)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits was less than the lower of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year. Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(5)	Includes 401(k) match.

(6)	Includes $86,238 as a result of Alkermes’ forgiveness of one-fifth of a loan made on June 13, 2001, pursuant to the employment letter to Mr. Broecker and related taxes.

(7)	Includes $105,828 as a result of Alkermes’ forgiveness of one-fifth of a loan made on June 13, 2001, pursuant to the employment letter to Mr. Broecker and related taxes.

(8)	Includes a payment of $1,096 to Ms. Biberstein for opting out of Alkermes’ health insurance plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted during the fiscal year ended March 31, 2006 to each of the Named Executive Officers. In addition, the table sets forth information concerning stock options granted subsequent to the fiscal year ended March 31, 2006 which were based on fiscal year 2006 performance reviews.

	Individual Grants
	Number of	Percent of Total
	Securities	Options			Potential Realizable Value
	Underlying	Granted to	Exercise or		at Assumed Annual Rates of
	Options	Employees	Base Price	Expiration	Stock Price Appreciation for Option Term
Name	Granted (#)(1)	(%)(1)(2)	($/Share)	Date	5% ($)	10% ($)

Grant Date: December 9, 2005
Richard F. Pops	187,500	11.29	18.60	12/9/15	2,193,270	5,558,177
David A. Broecker	112,500	6.78	18.60	12/9/15	1,315,962	3,334,906
Kathryn L. Biberstein	33,750	2.03	18.60	12/9/15	394,789	1,000,472
James M. Frates	56,250	3.39	18.60	12/9/15	657,981	1,667,453
Michael J. Landine	33,750	2.03	18.60	12/9/15	394,789	1,000,472
Grant Date: May 2, 2006
Richard F. Pops	93,750	10.71	20.79	5/2/16	1,225,754	3,106,303
David A. Broecker	56,250	6.43	20.79	5/2/16	735,452	1,863,782
Kathryn L. Biberstein	16,875	1.93	20.79	5/2/16	220,635	559,134
James M. Frates	28,125	3.21	20.79	5/2/16	367,726	931,891
Michael J. Landine	16,875	1.93	20.79	5/2/16	220,635	559,134

(1)	Options granted vest in equal installments over a four year period on the anniversary date of the grant.

(2)	There were 1,660,410 options granted on December 9, 2005, the only options granted to the Named Executive Officers during the fiscal year 2006. In addition, there were 875,430 options granted on May 2, 2006, after the close of fiscal year 2006 for performance during the fiscal year. Figures are a percentage of total options granted on such dates.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY End Option/SAR Values

The following table sets forth the number of shares issuable on exercise of options held by the Named Executive Officers at the end of the last fiscal year and the value of such unexercised options as of such date. No options were exercised by the Named Executive Officers during the fiscal year ended March 31, 2006.

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options/SARs at		In-the-Money Options/SARs
	Acquired on	Value	FY-End (#)		at FY-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard F. Pops	0	0	2,291,106	931,248	17,022,513	7,920,225
David A. Broecker	0	0	1,037,502	574,998	6,478,866	4,991,081
Kathryn L. Biberstein	0	0	225,000	183,750	2,924,185	1,722,498
James M. Frates	0	0	584,558	268,750	4,748,552	2,214,980
Michael J. Landine	0	0	403,000	171,250	3,189,110	1,480,568

(1)	Value is measured by the difference between the closing price of Common Stock on the Nasdaq National Market on March 31, 2006, $22.05, and the exercise price of the options.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

Under agreements between the Company and Messrs. Pops, Broecker and Frates and Ms. Biberstein in the event their employment with the Company is terminated for any reason other than as a result of their taking certain actions against, or that have a significant deleterious effect on, the Company, Mr. Pops shall be entitled to receive a payment equal to two-thirds of his then-current annual base salary. Messrs. Broecker and Frates and Ms. Biberstein shall each be entitled to receive payments at the monthly rate of his or her then current annual base salary for up to nine months or until he or she finds other employment, whichever occurs first. Under an agreement between the Company and Mr. Landine, in the event his employment with the Company is terminated for any reason other than as a result of his taking certain actions against, or that have a significant deleterious effect on, the Company, Mr. Landine shall be entitled to receive a payment equal to his then-current base salary for a period of six months.

Mr. Pops was granted Long-Term Stock Appreciation Rights (“LSARs”) in connection with a portion of the stock options previously granted to him. Each LSAR provided that after the occurrence of one of several triggering events, including a reorganization or merger of the Company, a sale of the assets of the Company or the acquisition by a person or group of more than 51% of the Common Stock, Mr. Pops would have received an amount in cash equal to the amount by which the fair market value per share of Common Stock issuable upon exercise of the option on the date such a triggering event occurs exceeded the exercise price per share of the option to which the LSAR related. A triggering event was deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeded the exercise price of such option. When a triggering event occurs, the related option ceased to be exercisable. During fiscal year 2005, all options relating to the LSARs were exercised by Mr. Pops and therefore, as of March 31, 2006, no LSARs remain outstanding.

The Company has entered into change-in-control agreements with each of Messrs. Pops, Broecker, Frates and Landine and Ms. Biberstein. Under the terms of these agreements, each of the aforementioned executives are entitled to receive certain compensation and benefits in the event of a “change-in-control” of the Company, which, in summary, is defined as: the acquisition by a person, entity or group (with certain exceptions) of beneficial ownership of 50% or more of the Common Stock; a change in a majority of the incumbent directors on the Board of Directors; a reorganization, merger or consolidation of the Company; or a liquidation, dissolution or sale of all or substantially all of the assets of the Company.

In the event of a change-in-control, each of Messrs. Pops, Broecker, Frates and Landine and Ms. Biberstein will be entitled to continue their employment with the Company for a period of two years following the change-in-control at a monthly base salary at least equal to the highest monthly base salary paid to him or her by the Company in the twelve-month period immediately preceding the change-in-control, an annual cash bonus at least equal to the annual bonus paid to him or her for the last calendar year prior to the change-in-control and continued participation in the Company’s welfare and benefit plans.

In the event the Company terminates any of these executives without cause during such two-year period or if any of these executives terminates his or her employment for “good reason” (e.g., material diminution in the executive’s responsibilities, assignment to the executive of responsibilities not consistent with his or her position or transfer of the executive to a location more than 40 miles from his or her then current place of employment) each is entitled to receive a bonus (based upon the prior year’s annual bonus) for the year in which the date of termination occurs. Additionally, each of Messrs. Broecker, Frates and Landine and Ms. Biberstein will receive a lump sum payment equal to the executive’s base salary plus his or her annual bonus for the last calendar year before the date of termination and continued participation in the Alkermes’ welfare and benefit plans (or reimbursement therefor) for one year following the date of termination; Mr. Pops will receive a lump sum payment equal to two times his base salary plus his annual bonus for the last calendar year before the date of termination and continued participation in the Alkermes’ welfare and benefit plans (or reimbursement therefor) for two years following the date of termination. Each executive is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments under the change-in-control agreement in the event any payment or benefit to the executive, whether pursuant to the change-in-control agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

Compensation of Directors

Each non-employee director, currently consisting of Floyd E. Bloom, Gerri Henwood, Paul J. Mitchell, Alexander Rich, Paul Schimmel and Mark B. Skaletsky; as well as Michael A. Wall and Robert A. Breyer, part-time employees of the Company, receives an annual retainer fee of $30,000 paid quarterly, in advance. In addition, each non-employee director as well as Michael A. Wall and Robert A. Breyer, part-time employees of the Company are granted on the date of the Company’s annual meeting, an option to purchase 20,000 shares of Common Stock. Upon becoming a member of the Board of Directors, each new non-employee director who is not then a consultant to the Company automatically receives a one-time grant of options to purchase 20,000 shares of Common Stock. As of July 2006, if a new non-employee director is elected other than at the annual meeting of shareholders, the newly elected non-employee director also receives a grant of options equal to the product of 20,000 shares of Common Stock multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

Also, each non-employee and part-time employee director receives an attendance fee of $1,500 per Board of Directors’ meeting and $750 for each telephonic Board of Directors’ meeting and an attendance fee of $500 for each committee meeting, if such meeting is held on a date other than a date on which a Board of Directors’ meeting is held and $250 for each telephonic committee meeting. Such payments are made on a quarterly basis.

Each non-employee and part-time employee director also receives, on a periodic basis, reimbursement for reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.

The 20,000 share option was granted automatically under the 1996 Alkermes Stock Option Plan for Non-Employee Directors each year on the date of the Company’s annual meeting of shareholders for non-employee directors. For part-time employee directors, the Company grants an option for 20,000 shares, under the 1999 Stock Option Plan, each year on the date of the Company’s annual meeting of shareholders. All of such options are exercisable at the fair market value of the Common Stock on the date such options are granted and vest in full six (6) months following their grant. Non-employee and part-time employee directors do not receive any options to purchase shares of Common Stock except for the yearly grant of options to purchase 20,000 shares of the Company’s Common Stock and a one-time grant of an option to purchase 20,000 shares of the Company’s Common Stock upon joining the Board of Directors. The initial grant of options were made to non-employee directors under the 1996 Alkermes Stock Option Plan for Non-Employee Directors and are made to part-time employee directors under the 1999 Stock Option Plan. The 1996 Alkermes Stock Option Plan for Non-Employee Directors expired in March 2006. Shareholders are being asked to approve a new 2006 Alkermes Stock Option Plan for non-employee directors (see Proposal 4) which provides for the grant of options to Non-Employee Directors on substantially the same terms as the expired plan.

Effective January 1, 2004, Mr. Wall became a part-time employee of Alkermes. During the fiscal year ended March 31, 2006, Mr. Wall received compensation of $80,000 for the services that he performed for Alkermes outside of his capacity as a director. Alkermes believes that Mr. Wall’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.

Since Mr. Breyer’s retirement as President, he has received compensation of $13,000 per year as a part-time employee of Alkermes for the services that he performs for Alkermes outside of his capacity as a director. Alkermes believes that Mr. Breyer’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Compensation Committee consisted of Paul J. Mitchell, Alexander Rich (as of September 2005), Mark Skaletsky (until September 2005) and Paul Schimmel.

During the last fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) was responsible for reviewing and establishing the compensation of the Company’s executive officers.

Executive Compensation Policies

The Company’s executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote the Company’s research and product development and commercialization efforts. In establishing executive compensation levels, the Committee is guided by a number of considerations. The Committee bases executive compensation on the achievement of certain product development, corporate partnering, financial, strategic planning and other goals of the Company and the executive officers. In establishing compensation levels, the Committee also evaluates each officer’s individual performance using certain subjective criteria, including an evaluation of each officer’s initiative, contribution to overall corporate performance and managerial ability. In making its evaluations, the Committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

Another consideration which affects the Committee’s decisions regarding executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee has retained the services of an independent compensation consultant to review market data, various incentive programs and to provide assistance in establishing the Company’s cash and equity based compensation targets. The Committee also reviews data obtained from outside surveys of compensation and benefits in the biotechnology industry, an internally prepared survey based on peer biotechnology companies’ proxy statements and personal knowledge regarding executive compensation at comparable companies.

A third factor which affects compensation levels is the Committee’s belief that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. In accordance with such belief, the Committee to date has sought to provide a significant portion of executive compensation in the form of stock options. Each year, the Committee targets a range of equity compensation for the CEO of the Company and total stock option awards for the Company. These ranges are based on market information provided by the independent compensation consultant, market data and the general experience of the Committee members. As the Company’s profitability grows, our goal is to use smaller percentages of our outstanding shares each year as equity compensation.

Compensation Mix

The Company’s executive compensation packages generally include three components: base salary; a cash bonus; and equity awards, both stock options and restricted common stock.

Base Salary

The Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development. The Committee reviews and sets base salaries for senior executives of the Company coinciding with the mid-fiscal year performance review established by the Company.

Cash Bonus

The Committee believes that cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but to date have been awarded from time to time, generally annually, only in the discretion of the Committee; cash bonuses are used to bring annual cash compensation into a competitive range with comparable positions at comparable companies. In the past, criteria for bonuses for executive officers ranged from success in attracting capital to success in conducting clinical trials, entering into new and expanded collaborations and establishing and expanding the Company’s manufacturing capabilities.

At the beginning of each fiscal year, the Committee sets the performance criteria for use in the Company’s performance-based bonus plans, including its Named Executive Bonus Plan. The size of the bonus pool under each plan is based on the achievement of such objectives and the bonus pool is allocated amongst the eligible participants based on individual performance. Bonuses under the Named Executive Bonus Plan are awarded after the close of the fiscal year based upon the Committee’s review of the performance of the Company against its fiscal year objectives.

Stock Options and Restricted Common Stock Awards

Grants of stock options and awards of restricted common stock under the Company’s equity compensation plans are designed to promote the identity of the long-term interests between the Company’s executives and its shareholders and to assist in the retention of executives. Stock options granted by the Company generally become exercisable over a four-year period. Restricted common stock awards generally vest over a period up to three years and their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, grants of stock options and awards of restricted common stock may result in an increase in executive officers’ equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

When granting stock options and awarding restricted common stock, the Committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options and awards granted to each executive officer is generally determined by the Committee based on the performance of the executives and their contributions to overall Company performance; information with regard to awards at comparable companies; comparable data provided by the independent compensation consultant; an outside survey of stock option grants and restricted common stock awards in the biotechnology industry; an internally prepared survey of peer biotechnology companies’ proxy statements; and personal knowledge of the Committee members regarding executive stock options and restricted common stock awards at comparable companies. Consideration is also given to the impact of stock option and restricted common stock awards on the Company’s results of operations.

During fiscal year 2006, the Committee resolved to schedule the grant of stock options twice yearly, generally in December and May, on dates that coincide with scheduled Board of Directors meetings. The grant around December is designed to coincide with the mid-fiscal year performance review established by the Company. The grant around May is designed to coincide with both the fiscal year end individual performance review established by the Company and the evaluation by the Committee of the performance of the Company against its fiscal year performance objectives. Such a schedule permits the Committee to grant equity compensation based on the overall performance of the Company and the individual performance of Company employees.

The Committee also establishes certain criteria for the payment of equity compensation to the CEO for each fiscal year.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to certain “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

Compensation of the Chief Executive Officer

In establishing Mr. Pops’ compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of other companies in the biotechnology industry at comparable stages of development. In addition, in order to align Mr. Pops’ interests with the long-term interests of the Company’s shareholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company’s stock price. By using stock options with an exercise price equal to the current value of the Company’s equity, the Committee has sought to ensure that Mr. Pops recognizes value only if the stock appreciates. The Committee annually reviews all the elements of Mr. Pops’ compensation, including perquisites and other benefits, and all these benefits are disclosed as provided in this proxy statement.

In July 2005, the Committee adopted the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan, which was subsequently amended in September 2005. This bonus plan set forth the terms under which certain named executive officers including Mr. Pops, were eligible to receive cash bonuses for the period January 1, 2005 to March 31, 2006. In 2006 the Committee determined to grant bonuses as of the end of the Company fiscal year, which is March 31, instead of at the end of the calendar year in order to align the bonus performance period with the Company fiscal year. Thus, in fiscal year 2006, a fifteen month period was used as a one-time adjustment period to change to the fiscal year performance period. The Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan set forth corporate objectives for the Company during the performance period. The size of the bonus pool was based on the achievement of such objectives and the bonus pool was to be allocated amongst the named executive officers based on individual performance.

The Committee also determined that the Chief Executive Officer (“CEO”) of the Company’s bonus under the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan would fall within a range of between 25% and 100% of base salary during the performance period, with a target bonus of 50% of base salary. In order for the CEO to receive: (i) a cash bonus, at least 25% of the objectives of the Company as set forth in the plan must have been met; (ii) a target bonus at least 50% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred.

In addition, the Committee established certain criteria for the payment of equity compensation to the CEO for fiscal year 2006. The range of equity compensation for the CEO was 0 to 500,000 shares, with such shares to include a time vesting component. In order for the CEO to receive an equity award, at least 25% of the Company objectives set forth in the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan must be met. A maximum bonus award to the CEO required the Committee to determine that substantial achievement of a majority of such objectives had occurred.

The specific performance objectives used by the Committee to evaluate Mr. Pop’s performance as CEO of the Company for fiscal year 2006 included: increased shipments of RISPERDAL® CONSTA® falling within a specific range; signing a commercial partnership and obtaining FDA approval for VIVITROL® and readiness to launch the product during the first half of calendar 2006; starting a Phase III AIR® Inhaled Insulin (“AIR insulin”) safety study and a Phase III AIR insulin efficacy study; successfully completing the exenatide long-acting release Phase II dose escalation study; adding one additional development program to the Company portfolio; and fiscal 2006 financial performance against budget, specifically achieving revenues between $110 and $125 million and operating expenses (excluding interest expense, net, and other income/expense, net) between $148 and $168 million. The Committee also included subjective criteria such as the Committee’s evaluation of the Company’s progress in attracting and retaining senior management, the Company’s relationships with its corporate partners and its research and corporate partnering activity.

In evaluating and establishing Mr. Pops’ compensation package for fiscal year 2006, the Committee considered the following accomplishments of the Company during the period from January 1, 2005 through March 31, 2006:

In January 2005, the Company announced that it had begun expansion of the production capacity for RISPERDAL CONSTA at the Company’s Wilmington, Ohio, facility to meet future demand for the product. The Company’s partner, Janssen-Cilag, a wholly-owned division of Johnson & Johnson (“Janssen”), is funding the expansion.

In February 2005, a wholly-owned subsidiary of the Company closed with institutional investors a private placement of non-recourse RISPERDAL CONSTA secured 7% notes due 2018 with a face amount of $170 million (the “Non-Recourse 7% Notes”). The transaction resulted in proceeds to the Company’s wholly-owned subsidiary of approximately $145 million after allowing for the discounted offering price and transaction costs. Payments of principal and interest on the notes will be made solely out of manufacturing and royalty revenues from the manufacture and sale of RISPERDAL CONSTA. Once the principal and interest on the notes are repaid in full, the Company will receive all royalty payments and manufacturing fees under the terms of its existing arrangement with Janssen. This financing enabled the Company to continue to negotiate potential partnerships for VIVITROL without diluting the Company’s equity holders.

In April 2005, Alkermes submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for marketing approval of VIVITROL for the treatment of alcohol dependence. Also in April, results from the Phase III clinical study of VIVITROL were published in the Journal of the American Medical Association (“JAMA”).

In May 2005, the FDA accepted the NDA submission for VIVITROL, granting the application a Priority Review designation. In addition, clinical data on VIVITROL was presented at the American Psychiatric Association (“APA”) annual meeting in Atlanta, Georgia. Data presented included positive results from the Phase III, open-label, 12-month extension study of VIVITROL as well as additional analyses from the six-month, Phase III efficacy study evaluating the effect of VIVITROL on the maintenance of abstinence and quality of life in subjects with alcohol dependence.

In June 2005, the Company and Cephalon, Inc. (“Cephalon”) entered into an agreement to develop and commercialize VIVITROL in the United States. Under the terms of the agreement, Cephalon made a nonrefundable cash payment of $160 million to the Company and agreed to make an additional $110 million nonrefundable cash payment to the Company upon approval of VIVITROL. The Company may receive up to an additional $220 million in milestone payments from Cephalon that are contingent on attainment of certain agreed-upon sales levels of VIVITROL. Until December 31, 2007, the Company is responsible for the first $120 million of product losses and the Company and Cephalon will share profits. After December 31, 2007, the Company and Cephalon will share profits and losses on VIVITROL.

During fiscal year 2006, the Company continued to make progress on the AIR insulin program. In June 2005, the Company announced positive results from clinical trials with AIR insulin that were presented at the 65th Annual Scientific Sessions of the American Diabetes Association. Results presented included a Phase II study demonstrating that patients using the AIR Inhaled Insulin System (“AIR Insulin System”) achieved blood sugar levels similar to patients treated with injected insulin as well as a Phase 1 study demonstrating AIR insulin and injected insulin lispro were generally well-tolerated and showed a similar overall effect on blood sugar. In July 2005, the Company and Eli Lilly and Company (“Lilly”) initiated a Phase III safety and efficacy trial required for registration for AIR insulin. This two-year, Phase III study is designed to evaluate the AIR Insulin System compared to injected pre-meal insulin in 400 non-smoking patients with type-1 diabetes. In August 2005, the companies initiated a second Phase III registration study designed to evaluate the safety and efficacy of the AIR Insulin System compared to injected insulin in 600 type-1 and type-2 diabetes patients with mild-to-moderate asthma or mild-to-moderate chronic obstructive lung disease. These studies are part of a comprehensive Phase III clinical program evaluating AIR insulin in both type-1 and type-2 diabetes patients.

In August 2005, Amylin Pharmaceuticals, Inc., (“Amylin”), Lilly and the Company announced positive results from the Phase II multi-dose study of a long acting release formulation of exenatide (“exenatide LAR”) in patients with type-2 diabetes. The study was designed to assess the safety, tolerability and pharmacokinetics of exenatide LAR given once a week. The study showed that exenatide LAR was well tolerated and improved glucose levels in patients with type-2 diabetes. In October 2005, the Company entered into an agreement with Amylin for the construction of a manufacturing facility, and related technology transfer, to enable Amylin to manufacture exenatide LAR. Under the terms of the agreement, Amylin will own the manufacturing facility, will be responsible for all costs associated with the manufacturing facility and will manufacture the once-weekly formulation of exenatide LAR for commercial sale, if approved. The Company will oversee the design, construction and validation of the manufacturing facility and will receive royalties from Amylin based on product sales, if any.

In December 2005, the Company received an approvable letter for VIVITROL from the FDA, stating the approval of VIVITROL would be contingent upon finalizing the product label and satisfying a request by the FDA for certain preclinical pharmacokinetic data.

In January 2006, the Company and Lilly announced an agreement to develop and commercialize inhaled formulations of parathyroid hormone (“PTH”) based on the Company’s AIR pulmonary drug delivery system. The agreement was signed after completing extensive feasibility work. Under the terms of the agreement, the Company will receive funding for product and process development activities and upfront and milestone payments. Lilly will have exclusive worldwide rights to products resulting from the collaboration and will pay the Company royalties based on product sales.

In February 2006, the Company submitted a complete response to the approvable letter issued in December 2005 FDA regarding the NDA for VIVITROL.

In March 2006, Amylin, Lilly and the Company announced that, following discussions with the FDA, a long-term comparator clinical study of exenatide LAR had been initiated in patients with type-2 diabetes. This study is designed to generate the type of safety and efficacy data that could form the basis of an NDA. The 30-week open-label, noninferiority study in approximately 300 subjects will assess whether once-weekly exenatide LAR is at least as effective in improving glucose control as twice-daily BYETTA®.

Finally, in April 2006, after the Company’s fiscal year end but before compensation decisions were finalized, the Company received notice that the FDA had approved VIVITROL.

During the fifteen month performance period, and specifically during fiscal year 2006, the Company made substantial progress in its financial performance. Total revenues were $167 million for fiscal year 2006 compared to $76 million for fiscal year 2005, a 120% increase, substantially exceeding the Company target range. Revenues from RISPERDAL CONSTA, the Company’s lead product, were $65 million for fiscal year 2006 compared to $40 million for fiscal year 2005, a 63% increase. Operating expenses (excluding interest expense, net, and other income/expense, net) were $153 million, within the Company target range. In addition, the Company met the target established in the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan for shipments of RISPERDAL CONSTA. Net collaborative profit related to VIVITROL, a new source of revenue for the Company, was $39 million for fiscal year 2006. Meanwhile, combined research and development and selling, general and administrative expenses were up only 8% year over year, primarily due to increases in personnel-related costs within the commercial organization as the Company continued to prepare for commercialization of VIVITROL. Finally, the Company recorded its first profitable year in fiscal 2006 and reported revenues, expenses and earnings in line with or ahead of plan.

In addition, the Company advanced the development of its product candidates and initiated feasibility programs with partners and on internal programs that were not publicly disclosed.

The Company also focused on key initiatives with the potential to create long-term value for shareholders. In October 2005, the Company exercised its right to convert $15 million of convertible preferred stock held by Lilly into 823,677 shares of Company Common Stock. The conversion secured a proportionate increase in the minimum royalty rate payable to the Company on sales by Lilly of certain AIR insulin product, if approved. In conjunction with the convertible preferred stock conversion, the Company’s Board of Directors authorized a share repurchase program of up to $15 million of Company Common Stock to offset any dilutive impact of the preferred stock conversion.

Given the significant role Mr. Pops played in the above-noted accomplishments, the Committee increased Mr. Pops’ annual base salary effective in January 2006 from $549,822 to $571,815, an increase of 4.0%. This increase was within the range of increases given to all the employees at the Company and maintained Mr. Pops’ salary within the range of other comparable CEO’s.

Based upon a determination by the Committee that substantial achievement of a majority of the Company performance objectives had occurred, the Committee also granted Mr. Pops a cash bonus in May 2006 of $562,500 as recognition for the substantial progress the Company made on the predetermined business goals set by Company management for the fifteen month period January 1, 2005 through March 31, 2006. This consisted of $450,000 for the fiscal year ended March 31, 2006 increased by 25% to reflect the one-time fifteen-month performance period.

Based upon a determination by the Committee that substantial achievement of a majority of the Company performance objectives had occurred, and as additional recognition of Mr. Pops’ accomplishments during the period January 1, 2005 through March 31, 2006, and in furtherance of the Committee’s belief that a significant portion of Mr. Pops’ total compensation should be dependent on the long-term appreciation of the Company’s stock price, the Committee granted Mr. Pops options to purchase 281,250 shares of Common Stock associated with the Company’s performance in fiscal 2006. The Committee determined that it would not grant Mr. Pops, or the other senior executives of the Company, restricted stock awards associated with the performance of the Company during fiscal 2006, but it would consider a grant of restricted stock to senior executives after the commercial launch of VIVITROL had been achieved.

Mr. Pops receives no perquisites in addition to his salary and bonus, other than participation in the Company’s 401(k) match and participation in the Company’s health and welfare plans generally available to all employees.

Upon Mr. Pops’ hiring in 1991, the Company entered into an employment agreement with Mr. Pops with terms generally similar to those of other senior executives. This agreement was entered into upon advice of outside counsel and was drafted by outside counsel at the direction of the Board of Directors. In the year 2000, the Company entered into a Change in Control Agreement with Mr. Pops with terms generally similar to those of other senior executives. This agreement was entered into upon the advice of outside counsel and drafted by outside counsel at the direction of the Board of Directors. These agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company believes the terms of these agreements are comparable to industry standards and that such agreements ensure that Mr. Pops places the interests of the shareholders before his own financial interests in any strategic discussions that may arise at Alkermes.

The Committee believes that each of these actions was particularly appropriate given Mr. Pops’ performance during the period January 1, 2005 through March 31, 2006 and to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned biotechnology companies.

Current Compensation Guidelines

As part of the Board of Directors’ annual governance review, the Committee has continued to closely tie executive pay to performance, and to align the interests of the management team with the interests of Company shareholders. In June 2005, the Committee engaged a nationally recognized compensation consultant with expertise in the biotechnology industry to review and recommend actions on specific matters, including:

•	Overall CEO compensation, including specific pay-for-performance metrics;

•	Overall use of equity instruments, and specifically targets and structures to allow for the use of performance-based equity incentives;

•	Competitive compensation analysis relative to industry peers; and

•	A review of employment, change in control and severance agreements for senior management.

All these areas will be reviewed in the context of best practices for corporations in general, and specifically with regard to companies that are comparable to Alkermes in terms of size and stage of development.

The Committee, in its sole authority, has the right to hire or fire outside compensation consultants.

In July 2006, the Committee determined specific parameters for the award of bonus and stock option compensation to Mr. Pops, the CEO of the Company, for fiscal 2007. The Committee had previously determined in May 2006 the specific corporate objectives for use in the Company bonus plans, including the Alkermes Fiscal Year 2007 Named Executive Bonus Plan under which Mr. Pops is eligible to receive a bonus. These objectives are: 1) supply of RISPERDAL CONSTA, 2) product launch and successful commercialization of VIVITROL, 3) the attainment of development program goals and 4) the attainment of budgeted financial targets. In July 2006, the Committee determined that the CEO of the Company’s bonus under the Alkermes Fiscal Year 2007 Named Executive Bonus Plan would fall within a range of between 25% and 100% of base salary during the performance period, with a target bonus of 50% of base salary. In order for the CEO to receive: (i) a cash bonus, at least 25% of the objectives of the Company as set forth in the plan must have been met; (ii) a target bonus, at least 50% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred.

The Committee also established certain criteria for the payment of equity compensation to the CEO for fiscal 2007. The range of equity compensation for the CEO is 0 to 500,000 shares, with such shares to include a time vesting component. In order for the CEO to receive an equity award, at least 25% of the Company objectives set forth in the Alkermes Fiscal Year 2007 Named Executive Bonus Plan must be met. A maximum bonus award to the CEO requires the Committee to determine that substantial achievement of a majority of such objectives has occurred.

Finally, the Committee determined to review Mr. Pops’ annual cash compensation at or near the calendar year end in conjunction with the Company-wide salary review. In determining any increase in salary, the Committee agreed it would consider salaries of CEOs at comparable companies, other market data, the magnitude of other annual salary increases at Alkermes, and the status of Mr. Pops’ and the Company’s performance versus Company objectives at the time of such salary review.

Termination Provisions

Mr. Pops is a party to an Employment Agreement and a Change in Control Agreement, each of which has been filed with the Securities and Exchange Commission. The total value of compensation due Mr. Pops if his employment with the Company had terminated on March 31, 2006 under several scenarios are described and summarized below, including previously granted stock options and restricted stock (using the closing price of Alkermes Common Stock on the Nasdaq National Market on March 31, 2006, $22.05). In addition, in all instances Mr. Pops would be entitled to receive all compensation earned through the date of termination but not paid, such as accrued salary and unused vacation time. He would also retain the then-existing balance in his 401(k) Plan and he would be entitled to retain his vested stock options and vested restricted stock.

•	Death or Disability: If Mr. Pops died or became disabled, certain unvested stock options and unvested restricted stock would become fully vested and exercisable on such death or disability and valued at approximately $8,625,825.

•	Voluntary Retirement: If Mr. Pops voluntarily retires from the Company, certain of Mr. Pops’ outstanding unvested stock options vest upon retirement and are exercisable for five years following his termination of employment. The total value of the compensation in this scenario is estimated to be approximately $3,083,344.

•	Involuntary-Without Cause: If Mr. Pops was terminated by the Company without cause (other than in connection with a change in control), Mr. Pops would be entitled to receive an amount equal to two-thirds of his then-current annual base salary and certain shares of unvested restricted stock would vest upon the occurrence of such termination. The total value of the compensation in this scenario is estimated to be approximately $1,075,249.

•	Involuntary-For Cause: If Mr. Pops was terminated by the Company for cause, Mr. Pops would not be entitled to any additional compensation.

•	Change in Control: If Mr. Pops was terminated by the Company without cause in connection with a change in control or if Mr. Pops voluntarily terminated his employment for good reason, all unvested stock options and unvested restricted stock would become fully vested and exercisable on the occurrence of such termination of employment. In addition, Mr. Pops is entitled to receive (i) a bonus equal to the percentage of days employed during the year multiplied by his annual bonus for the prior year, (ii) an amount equal to two times his base salary plus his annual bonus for the prior year, and (iii) and certain health and welfare and tax benefits for a period of two years from termination. The total value of the compensation in this scenario is estimated to be approximately $10,634,773.

March 31, 2006 Termination Scenarios Voluntary Retirement

	Voluntary	Voluntary	Involuntary		Change in Control
					Involuntarily Terminated
					without Cause or Voluntarily
	Death or Disability	Retirement	Without Cause	For Cause	Terminated for Good Reason

Accelerated Vesting of Stock Options	$7,920,225	$3,083,344	$—	$—	$7,920,225
Vesting of Restricted Stock Awards	705,600	(1)	705,600	—	705,600
Salary and Bonus	—	—	369,649	—	2,008,948
Post employment health and welfare and tax benefits	—	—	—	—	(2)

Total Compensation	$8,625,825	$3,083,344	$1,075,249	$—	$10,634,773

(1)	Mr. Pops is entitled to receive restricted stock awards outstanding on March 31, 2006 only upon retirement from the Company after reaching age 55.

(2)	Post employment health and benefits are de minimis in relation to total compensation and are therefore not included in total compensation. Tax benefits are dependent on the tax status of Mr. Pops and the taxability of the elements of compensation. These uncertainties prevent Alkermes from making reasonable estimates for inclusion in total compensation.

The Committee’s and the Board of Directors’, goals remain consistent: fair and reasonable pay based on performance against the Company’s goals and consistent with the pay of executives at comparable companies within the industry. The Committee will continue to work to improve the Company’s compensation structure and to align the interests of the senior management team with the Company’s shareholders.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the
Compensation Committee,

Paul J. Mitchell
Alexander Rich
Paul Schimmel

STOCK PERFORMANCE GRAPH

Securities and Exchange Commission rules require this proxy statement to contain a graph comparing, over a five-year period (or such shorter period as may apply), the performance of the Company’s Common Stock performance against a broad equity market index and against either a published industry or line-of-business index or a peer group index. The broad equity market is represented by the Nasdaq Stock Market Index and the peer group index is represented by the Nasdaq Biotechnology Index.

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock for the last five fiscal years, with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Biotechnology Index. The comparison assumes $100 was invested on March 31, 2001 in the Common Stock and in each of the foregoing indices and further assumes reinvestment of any dividends. The Company did not declare or pay any dividends on its Common Stock during the comparison period.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

On July 14, 2006, the Company had 101,009,514 and 100,874,884 shares of Common Stock issued and outstanding, respectively. This table shows certain information about the beneficial ownership of Alkermes’ Common Stock, as of that date, by:

•	each of the Company’s current directors;

•	the Company’s Chief Executive Officer;

•	each of the Company’s four other most highly compensated executive officers named in the Summary Compensation Table; and

•	all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after July 14, 2006 through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of July 14, 2006 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses under applicable law) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Ownership by Directors and Executive Officers

	Number of	Number of Shares
	Issued Shares	Issuable(1)	Total	Percent

Kathryn Biberstein	3,072	233,250	236,322	*
David Broecker	33,984	1,109,375	1,143,359	1.12%
James Frates	47,304	612,058	659,362	*
Michael Landine	109,372	424,750	534,122	*
Richard Pops	329,399	2,401,417	2,730,816	2.64%
Floyd Bloom(2)	208,075	150,000	358,075	*
Robert Breyer	88,616	495,409	584,025	*
Geraldine Henwood	0	98,000	98,000	*
Paul Mitchell	8,000	88,000	96,000	*
Alexander Rich(3)	348,400	150,000	498,400	*
Paul Schimmel	355,600	150,000	505,600	*
Mark Skaletsky	0	64,000	64,000	*
Michael Wall	717,450	135,000	852,450	*
All Directors and Executive officers as a group (13 persons)	2,249,272	6,111,259	8,360,531	7.81%

*	Represents less than one percent (1%) of the outstanding shares of Common Stock.

(1)	Shares that can be acquired through stock options exercisable and stock awards vesting by September 12, 2006, which is 60 days from the Record Date.

(2)	Includes 208,075 shares of Common Stock held by The Corey Bloom Family Trust, of which Dr. Bloom is a Trustee and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

(3)	Includes 183,000 shares of Common Stock held by a family trust, of which Dr. Rich is a Trustee and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

Ownership By Principal Stockholders

This table shows certain information, based on filings with the Securities and Exchange Commission, about the beneficial ownership of our Common Stock as of the date indicated below by each person known to us to beneficially own more than 5% of our Common Stock.

	Number of Shares	Percent

FMR Corp.(1)	12,119,649	13.30%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(2)	10,395,550	11.40%
100 E. Pratt Street
Baltimore, MD 21202
Wellington Management Company, LLP(3)	10,343,145	11.31%
75 State Street
Boston, MA 02109
CAM North America, LLC(4)	7,926,936	8.70%
399 Park Avenue
New York, NY 10043
Barclays Global Investors, NA.(5)	5,005,840	5.50%
45 Fremont Street
San Francisco, CA 94105

(1)	Based solely on a Schedule 13G/A dated February 14, 2006, FMR Corp. has sole voting power over 610,962 shares of Common Stock of Alkermes and sole dispositive power over 12,119,649 shares of Common Stock of Alkermes. Of the shares reported as beneficially owned by FMR Corp., 9,110,790 shares were owned by Fidelity Growth Company Fund. Due to the voting and dispositive power over the shares of Alkermes Common Stock, Fidelity may be deemed to beneficially own such shares, which are held of record by the Fidelity Funds and certain institutional accounts. In addition, due to its ownership, directly or through trusts, of shares representing 49% of the voting power of FMR Corp., the family of Edward C. Johnson 3d, Chairman of FMR Corp., may be deemed to beneficially own the shares reported as beneficially owned by FMR Corp. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2005.

(2)	Based solely on a Schedule 13G/A dated February 13, 2006, T. Rowe Price Associates, Inc. has sole voting power over 2,540,270 shares of the Common Stock of Alkermes and sole dispositive power over 10,395,550 shares of Common Stock of Alkermes. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2005.

(3)	Based solely on a Schedule 13G/A dated May 10, 2006, Wellington Management Company, LLP (“Wellington Management”), in its capacity as investment advisor, may be deemed to beneficially own 10,343,145 shares of Common Stock of Alkermes which are held of record by clients of Wellington Management. Wellington Management shares voting power over 7,470,078 shares of Common Stock of Alkermes and shares dispositive power over 10,314,045 shares of Common Stock of Alkermes. The percentage of class beneficially owned is as reported in such 13G/A and is as of April 30, 2006.

(4)	Based solely on a Schedule 13G/A dated February 14, 2006 and filed by CAM North America LLC, CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and TIMCO Asset Management Inc. share dispositive power over shares of Alkermes Common Stock and share voting power over shares of Alkermes Common Stock as set forth below. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2005.

	Shared	Shared
	Voting	Dispositive	Beneficial	Percent of
Entity	Power	Power	Ownership	Class

CAM North America, LLC	4,962,468	6,071,697	6,071,697	6.66%
Salomon Brothers Asset Management Inc	6,420	6,420	6,420	0.01%
Smith Barney Fund Management LLC	1,803,511	1,803,511	1,803,511	1.98%
TIMCO Asset Management Inc.	45,308	45,308	45,308	0.05%

Total	6,817,707	7,926,936	7,926,936	8.70%

(5)	Based solely on a Schedule 13G/A dated January 26, 2006 and filed by Barclays Global Investors, NA, Barclays Global Investors, NA and Barclays Global Fund Advisors have sole voting power over shares of Alkermes Common Stock and sole dispositive power over shares of Alkermes Common Stock as set forth below. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2005.

	Shared	Shared
	Voting	Dispositive	Beneficial	Percent of
Entity	Power	Power	Ownership	Class

Barclays Global Investors, NA	2,824,636	3,196,516	3,196,516	3.51%
Barclays Global Fund Advisors	1,802,457	1,809,324	1,809,324	1.99%

Total	6,817,707	7,926,936	7,926,936	8.70%

CERTAIN TRANSACTIONS

Stock Options

During the last fiscal year, executive officers, part-time employee directors and non-employee directors were granted options to purchase shares of Common Stock pursuant to Alkermes’ 1999 Stock Option Plan and the 1996 Stock Option Plan for Non-Employee Directors.

Executive Officer Loans

In the calendar year 2001, Alkermes made two loans to David A. Broecker in connection with his employment as its new Chief Operating Officer. The first loan, made in February 2001 in the principal amount of $300,000, was amended to extend its maturity date to May 31, 2003 or, if earlier, upon termination of Mr. Broecker’s employment. The first loan did not bear interest and was paid in full in May 2003. The second loan, made in June 2001 in the principal amount of $300,000, bears interest at the prime rate. Twenty percent of the principal of and accrued interest on the second loan was forgiven annually on Mr. Broecker’s employment anniversary, or in full upon a change-in-control of Alkermes, so long as he continued to be employed by Alkermes. Any balance of the second loan remaining upon the termination of Mr. Broecker’s employment was to be paid in full. The second loan terminated in February 2006 and no balance remained outstanding as of March 31, 2006.

OTHER BUSINESS

The Board of Directors does not intend to present to the Meeting any business other than the election of directors, approval of amendments to the 1999 Stock Option Plan and 2002 Restricted Stock Award Plan and approval of the 2006 Stock Option Plan for Non-Employee Directors. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the

Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, independent registered public accounting firm, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 2006. Representatives of Deloitte & Touche LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2007.

DEADLINE FOR SHAREHOLDER PROPOSALS

Alkermes must receive any proposal by a shareholder of Alkermes intended to be presented at the 2007 annual meeting of shareholders at its principal executive office not later than March 26, 2007 in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, for inclusion in Alkermes’ proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2007 annual meeting of shareholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by June 11, 2007 and such proposal is brought before the 2007 annual meeting of shareholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2007 annual meeting of shareholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition, in accordance with the Company’s bylaws, any nominee for election as a director of the Company at the 2007 annual meeting of shareholders must be submitted in writing to the Chairman of the Board on or before April 26, 2007, which is ninety (90) days prior to the first anniversary of the date of this year’s proxy statement.

Any proposal intended to be presented at the 2007 annual meeting of shareholders must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Alkermes, it is suggested that proponents submit their proposal by certified mail, return receipt requested or other means, including electronic means, that permit them to prove date of delivery.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock.

Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company for the fiscal year ended March 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors, officers and greater than ten percent shareholders were complied with.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by Alkermes, and in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have stock of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Alkermes may also be made of some shareholders in person or by mail or telephone following the original solicitation. In addition, Alkermes has retained the services of The Altman Group to solicit proxies, at an estimated cost of $5,500 plus such firm’s expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2006, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Alkermes will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA, 02139, Attention: Secretary. If your household is receiving multiple copies of Alkermes’ Annual Reports or Proxy Statements and you wish to request delivery of a single copy, you may send a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA 02139, Attention: Secretary.

APPENDIX A

1999 STOCK OPTION PLAN

RESOLVED: That, pursuant to the recommendation of the Compensation Committee, the first sentence of Section 4.1 of the 1999 Stock Option Plan be, and hereby is, amended to read in full as follows:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Twenty Million Nine Hundred Thousand (20,900,000) (subject to increase and decrease pursuant to Section 4.2 of the Plan), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.”

A-1

APPENDIX B

2002 RESTRICTED STOCK AWARD PLAN

RESOLVED: That, pursuant to the recommendation of the Compensation Committee, the first sentence of Section 3.1 of the 2002 Restricted Stock Award Plan be, and hereby is, amended to read in full as follows:

“No more than Eight Hundred Thousand (800,000) shares of Common Stock may be issued under the Plan.”

B-1

APPENDIX C

ALKERMES, INC.

2006 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1

PURPOSE

The purpose of the 2006 Stock Option Plan for Non-Employee Directors (the “Plan”) is to enable Alkermes, Inc. (the “Company”) to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company’s shareholders.

ARTICLE 2

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1  “BOARD” shall mean the Board of Directors of the Company or a committee thereof delegated authority by the Board of Directors of the Company.

2.2  “CODE” shall mean the Internal Revenue Code of 1986, as amended.

2.3  “COMMON STOCK” shall mean the Common Stock, par value $.01 per share, of the Company.

2.4  “DISABILITY” shall mean a disability that results in a director’s inability to carry out his or her duties as a director, as determined in the reasonable judgment of the Board.

2.5  “EFFECTIVE DATE” shall mean the date on which the Plan is approved by the Board.

2.6  “ELIGIBLE DIRECTOR” shall mean any member of the Board who, on the date on which Options are to be granted, is not an officer, consultant or employee of the Company or any of the Company’s subsidiaries.

2.7  “FAIR MARKET VALUE” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, the Nasdaq Global Market (“Nasdaq”), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

2.8  “OPTIONEE” shall mean an individual to whom a Stock Option has been granted under the Plan.

2.9  “STOCK OPTION” or “OPTION” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

ARTICLE 3

ADMINISTRATION

3.1  GUIDELINES.  The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise administer the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the

Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.1 shall impair the rights of any Optionee without such person’s consent, unless otherwise required by law.

3.2  DECISIONS FINAL.  Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

ARTICLE 4

SHARE LIMITATION

4.1  SHARES.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 240,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued Common Stock that has been reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

4.2  CHANGES.  In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Common Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Stock Options will be assumed or continued by the successor entity, or substituted with options to purchase shares of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices. In the event that Stock Options are not assumed, continued or substituted, upon the effective time of the Sale Event, the Plan and all outstanding Stock Options granted hereunder shall terminate. In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options, including those that may become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. In the event of a Sale Event pursuant to which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the per share consideration paid in connection with the Sale Event times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of such price) and (B) the aggregate exercise price of all such outstanding Options.

ARTICLE 5

ELIGIBILITY

5.1  ELIGIBLE DIRECTORS.  Only Eligible Directors shall be granted Options under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1  OPTIONS.  All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the Code).

6.2  GRANTS.  Upon becoming a member of the Board, each Eligible Director who is not then a consultant to the Company shall automatically receive a one-time grant of Stock Options to purchase 20,000 shares of Common Stock, plus an additional grant of Stock Options equal to the product of 20,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

6.3  TERMS OF OPTIONS.  Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a) STOCK OPTION CERTIFICATE.  Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

(b) OPTION PRICE.  The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

(c) OPTION TERM.  The term of each Stock Option shall be ten years from the date of grant.

(d) EXERCISABILITY.  Stock Options shall become exercisable in full six months after the date of grant.

(e) METHOD OF EXERCISE.  Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. Unless otherwise determined by the Board in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise, based, in either case, on the Fair Market Value of the Common Stock on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate representing the number of shares of Common Stock to which the Optionee is entitled shall be issued and delivered to the Optionee. An Optionee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to such Optionee. Stock Options may also be exercised by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) DEATH.  If an Optionee ceases to be a member of the Board by reason of death, any Stock Option that was exercisable on the date of such Optionee’s death may thereafter be exercised by the legal representative of the Optionee’s estate for a period of one year after the date of death or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of death shall be forfeited.

(g) DISABILITY.  If an Optionee ceases to be a member of the Board by reason of Disability, any Stock Option that was exercisable on the date on which the Optionee ceased to be a member of the Board may thereafter be exercised by the Optionee for a period of one year after such date or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceased to be a member of the Board shall be forfeited; provided, however, that if the Optionee dies during such one-year period, any unexercised Stock Options may be exercised by the legal representative of the Optionee’s estate for a period of one year after the date of the Optionee’s death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

(h) OTHER TERMINATION.  If an Optionee ceases to be a member of the Board by reason of retirement or for any reason other than death or Disability, any Stock Option that was exercisable on the date on which the Optionee ceased to be a member of the Board may be exercised by the Optionee for a period of (i) one year after the later of (A) such date or (B) the end of any period in which the Optionee is not permitted to sell or dispose of any shares of Common Stock pursuant to a written contract, such as a “lock-up” agreement, in effect at the time the Optionee ceases to be a member of the Board, or (ii) until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceases to be a member of the Board shall be forfeited.

(i) NON-TRANSFERABILITY OF OPTION.  No Stock Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee’s lifetime, only by the Optionee.

ARTICLE 7

TERMINATION OR AMENDMENT

7.1  TERMINATION OR AMENDMENT OF THE PLAN.  The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee and, provided further, without the approval of the Company’s shareholders, no amendment may be made that would (i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility for participation in the Plan; or (iii) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the provisions of Articles V and VI may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

7.2  AMENDMENT OF OPTIONS.  The Board may amend the terms of any Stock Options theretofore granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee’s consent. Except as provided in Section 4.2, in no event may the Board exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants.

ARTICLE 8

UNFUNDED PLAN

8.1  UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.

ARTICLE 9

GENERAL PROVISIONS

9.1  NONASSIGNMENT.  Except as otherwise provided in the Plan, Options granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

9.2  LEGEND.  The Board may require each person purchasing shares upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or Nasdaq, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.3  OTHER PLANS.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.4  NO RIGHT TO CONTINUE RELATIONSHIP.  Neither the Plan nor the grant of any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company’s shareholders.

9.5  LISTING AND OTHER CONDITIONS.

(a) If the Common Stock is listed on a national securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or with Nasdaq. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

9.6  GOVERNING LAW.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.7  CONSTRUCTION.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

9.8  LIABILITY OF THE BOARD.  No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

9.9  COSTS.  The Company shall bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock upon the exercise of Options.

9.10  SEVERABILITY.  If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

9.11  SUCCESSORS.  The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

9.12  HEADINGS.  Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

ARTICLE 10

TERM OF PLAN

10.1  EFFECTIVE DATE.  The Plan shall be effective as of the Effective Date, but the grant of any Option hereunder is subject to the express condition that the Plan be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company.

10.2  TERMINATION.  Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Options shall be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with their terms, after the Plan terminates.

ALKERMES, INC.

STOCK OPTION CERTIFICATE

This certifies that, pursuant to the Alkermes, Inc. 2006 Stock Option Plan for Non-Employee Directors, an option to purchase shares of Common Stock of Alkermes, Inc. has been granted as follows:

Name and Address of Optionee:

Position of Optionee:

Non-Employee Director

Date of Grant:

Type of Option:

Non-Qualified Number of shares subject to Option:

Exercise Price:

Vesting Date:

Expiration Date:

The option is subject to all the terms and conditions of the aforementioned Plan, a copy of which is attached to this certificate.

Date:

ALKERMES, INC.

By:
Title: _ _

+

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
  1. To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 - Floyd E. Bloom	☐	☐	04 - Paul J. Mitchell	☐	☐	07 - Paul Schimmel	☐	☐

02 - Robert A. Breyer	☐	☐	05 - Richard F. Pops	☐	☐	08 - Mark B. Skaletsky	☐	☐

03 - Gerri Henwood	☐	☐	06 - Alexander Rich	☐	☐	09 - Michael A. Wall	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain		For	Against	Abstain

2. To approve an amendment to the 1999 Stock Option Plan to increase the number of shares issuable upon exercise of options granted thereunder, by 1,000,000 shares.	☐	☐	☐	4. To approve the 2006 Stock Option Plan for Non-Employee Directors which provides for the issuance of options to acquire up to 240,000 shares of Common Stock of the Company.	☐	☐	☐

3. To approve an amendment to the 2002 Restricted Stock Award Plan to increase the number of shares authorized for issuance thereunder, by 300,000 shares.	☐	☐	☐	To transact such other business as may properly come before the meeting.
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to cumulate votes is exercised), FOR Items 1, 2, 3 and 4 and will be voted according to the discretion of the proxy holders upon any other business as may properly be brought before the meeting and at all adjournments and postponements thereof.
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - Alkermes, Inc.

CAMBRIDGE, MASSACHUSETTS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 21, 2006
The undersigned shareholder of Alkermes, Inc. hereby appoints James M. Frates and Iain M. Brown, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of Alkermes, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., Thursday, September 21, 2006, and at all adjournments and postponements thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon (including discretionary authority to cumulate votes with respect to the election of directors) and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The undersigned hereby revokes all other previous proxies appointed and delivered in connection with the annual meeting of shareholders to be held at 9:00 a.m., Thursday, September 21, 2006, and at all adjournments and postponements thereof.

It is agreed that unless otherwise marked on the other side, said attorneys and proxies are appointed with authority to vote FOR the directors and the proposals listed on the other side hereof.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on September 20, 2006.
THANK YOU FOR VOTING